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                                                                      Exhibit 10


                          CONSOLIDATED AMENDMENT NO. 3
                                       TO
                                CREDIT AGREEMENT



     This Consolidated Amendment No. 3 to Credit Agreement (this "Amendment"), dated as of August 3, 1995, is entered into by and among Pioneer Standard Electronics, Inc. (Borrower), National City Bank, Society National Bank (successor in interest to Ameritrust Company National Association) and Star Bank, N.A. (together "banks") and National City Bank in its capacity as agent of the banks "NCB-Agent") for the purposes of the Credit Agreement referred to below and the related writings.


                                  WITNESSETH:

     WHEREAS, the parties have entered into a Credit Agreement dated January 23, 1992, as amended by Amendment Agreement dated as of June 30, 1993 (the "First Amendment"), Second Amendment Agreement dated as of May 27, 1994 (the "Second Amendment"), Consolidated Amendment No. 1 dated as of October 28, 1994 and Consolidated Amendment No. 2 dated as of February 28, 1995 (as amended, the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning), which sets forth the terms and conditions upon which Borrower may obtain (a) "subject loans" on a revolving basis until the "conversion date" (originally January 1, 1995 but previously extended until January 1, 1998), as that term is defined in the Credit Agreement, and on an amortizing basis thereafter and (b) "subject BAs"; and

     WHEREAS, the parties desire to amend certain provisions of the Credit Agreement to (a) increase the aggregate amount of the subject commitments from sixty-five million dollars ($65,000,000) to one hundred million dollars ($100,000,000), (b) extend the term of the subject commitments from January 1, 1998 until July 31, 1998, (c) delete the bankers acceptance financing option and (d) amend certain covenants; and

     WHEREAS, in light of the fact that certain previous amendments set forth in the First Amendment, the Second Amendment, Consolidated Amendment No. 1 and/or Consolidated Amendment No. 2 have been affected by later amendments and/or will be affected by this Amendment and for ease of reference, the parties also desire to restate and consolidate in this Amendment all amendments to the Credit Agreement that are effective on and as of the date hereof;

     NOW, THEREFORE, in consideration of the premises above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:





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SECTION I - AMENDMENTS TO CREDIT AGREEMENT
            ------------------------------
A. Subsections 2A.01 and 2A.02 of the Credit Agreement are hereby amended in their entirety to read as follows:

         2A.01 AMOUNTS -- The aggregate amount of the subject commitments shall be one hundred million dollars ($100,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 or 2A.04 and the subject commitments may be terminated pursuant to section 5B. The amount of each bank's subject commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the subject commitments, is set forth opposite the bank's name below, to-wit:

             $ 53,500,000          53.5%                   National City Bank
               33,500,000          33.5%                Society National Bank
               13,000,000          13.0%                      Star Bank, N.A.
           --------------        -------            -------------------------
             $100,000,000         100.0%                                Total


         2A.02 TERM -- Each subject commitment shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until July 31, 1998 (the "expiration date") EXCEPT that a later expiration date may be established from time to time pursuant to subsection 2A.06 and EXCEPT that the subject commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

B. Subsection 2A.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         2A.04 [RESERVED]

C. Subsection 2B.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         2B.04 [RESERVED]

D. The introductory language and clause (c) of subsection 2B.05 of the Credit Agreement are hereby amended in their entirety to read as follows:

         2B.05 CONTRACT PERIODS -- Each series of fixed-rate loans shall have applicable thereto a contract period to be duly elected by Borrower in the credit request therefor. Each contract period shall begin on the date of borrowing and shall end on such date, not later than the expiration date, as Borrower may select subject, however, to the following:

            (c) Borrower shall never elect a contract period for any series of fixed-rate loans the term of which extends beyond the expiration date.



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E. Subsection 2B.06 of the Credit Agreement is hereby amended in its entirety to read as follows:

         2B.06 MATURITIES -- The stated maturity of each RR loan shall be the expiration date. The stated maturity of each fixed-rate loan shall be the last day of the contract period applicable thereto. In no event, however, shall the stated maturity of any fixed-rate loan be later than the expiration date.

F. Clause (b) of subsection 2B.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

         (b) Prior to maturity each LIBOR loan shall bear interest during each contract period applicable to it at a rate equal to the LIBOR pre-margin rate in effect at the start of the contract period plus six hundred twenty-five/one-thousandths of one percent (.625%) per annum.

G. Clause (d) of subsection 2B.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

         (d)   No prepayment shall of itself reduce any subject commitment.

H. Subsection 2C.02 of the Credit Agreement is hereby deleted in its entirety and all other references in the Credit Agreement to "subject BA" shall be of no further force or effect.

I. Subsections 3B.01, 3B.02, 3B.03, 3B.04 and 3B.05 of the Credit Agreement are hereby amended in their entirety to read as follows:

         3B.01 NET WORTH -- Borrower will not suffer or permit the consolidated net worth of the companies at any time to be less than the then required minimum amount. The required minimum amount shall be one hundred five million dollars ($105,000,000) EXCEPT that the required minimum amount shall be permanently increased

                  (a) on June 30, 1995 and on each quarterly date thereafter by an amount equal to the sum of fifty percent (50%) of the consolidated net income of the companies, if any, for the quarter-annual period then ending plus

                  (b) upon each issuance or other sale by Borrower of any of its equity securities by an amount equal to the net proceeds (after costs and expenses) thereof.

         3B.02 LEVERAGE -- Borrower will not suffer or permit the total liabilities of the companies at any time to exceed an amount equal to two hundred twenty-five percent (225%) of the sum of the net worth of the companies, all as determined on a consolidated basis.

         3B.03 WORKING CAPITAL -- Borrower will not suffer or permit the companies' consolidated working capital at any time to fall below one hundred million dollars ($100,000,000).





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         3B.04  CURRENT RATIO -- Borrower will not suffer or permit the current assets of the companies at any time to fall below an amount equal to one and seven-tenths (1.7) times the amount of their current liabilities, all as determined on a consolidated basis.

         3B.05 FIXED CHARGE COVERAGE -- Borrower will not suffer or permit the aggregate of

                  (a) the consolidated net income of the companies (EXCEPT Borrower's equity in any income or loss of PTGI) plus

                  (b)  the consolidated interest expense of the companies plus

                  (c) the consolidated federal, state and local income taxes of the companies plus

                  (d)  the consolidated operating lease expense of the companies for any four-quarter period to be less than amount equal to one hundred seventy-five percent (175%) of the sum of

                  (a)  the consolidated interest expense of the companies plus

                  (b) the consolidated operating lease expenses of the companies plus

                  (c) the consolidated principal payments of funded indebtedness of the companies which are payable within twelve
                  (12) months after the date as of which this ratio is determined for that four-quarter period, all as determined on a fully consolidated basis.

J. Subsection 3D.01 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the word "or" and by adding to the end thereof the following new clauses (iii) and (iv):

         (iii) Borrower's investment in Pioneer-Standard Canada Inc. (exclusive of retained earnings of Pioneer-Standard Canada Inc.) so long as the aggregate amount of such investments does not exceed ten million eight hundred thousand ($10,800,000) or

         (iv) any acquisition of the assets or stocks of any corporation if the aggregate of the consideration paid by Borrower for such acquisition does not exceed twelve million dollars ($12,000,000).

K. Subsection 3D.02 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the word "or" and by adding to the end thereof the following new clause (v):

         (v) any advance or loan to, or guaranty of the obligations of, Pioneer-Standard Canada Inc., so long as the aggregate amount of all such advances, loans and guaranties does not exceed twenty million dollars ($20,000,000) at any one time.

L. Subsection 3D.03(ii)(A) of the Credit Agreement is hereby amended by deleting the reference to "twenty million dollars ($20,000,000)" and substituting in lieu thereof a reference to "thirty million dollars ($30,000,000)".

M. Subsection 3D.05 of the Credit Agreement is hereby amended in its entirety to read as follows:



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         3D.05  FIXED ASSETS -- Borrower will not invest (net after trade-ins, if any) in fixed assets and leasehold improvements during any fiscal year (commencing with the present year) more than the following amounts for the following periods:

             For the fiscal year ending March 31, 1996          $25,000,000
             For the fiscal year ending March 31, 1997          $15,000,000
             For the fiscal year ending March 31, 1998          $15,000,000

N. The definitions of "amortization date," "amortization payment" and "conversion date" are hereby deleted from the Credit Agreement and the following new definitions are hereby added to section 9 of the Credit Agreement:

         COMPANY refers to Borrower or to a subsidiary of Borrower, as the case may be;

         EXPIRATION DATE means the date referred to as such in subsection 2A.02, except that in the event of any extension pursuant to subsection 2A.06, "expiration date" shall mean the latest date to which the subject commitments shall have been so extended;

O. All references in the Credit Agreement to "conversion date" shall be deemed to be references to the "expiration date."

SECTION II - CONDITIONS PRECEDENT
             --------------------
         It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof, the following items shall have been delivered to NCB-Agent (in form and substance acceptable to NCB-Agent):

         (A) an Amended and Restated Promissory Note ("Amended Note") in favor of each bank, in the form of EXHIBIT A to this Amendment, with all blanks appropriately completed, duly executed by Borrower;

         (B) an Acknowledgment of Receipt of a copy of, and Consent and Agreement to the terms of, this Amendment and the Amended Notes by Pioneer-Standard Canada Inc. with respect to a certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by such entity and dated May 27, 1994;

         (C) a Certificate, dated as of the date hereof, of the secretary of Borrower certifying (1) that Borrower's Articles of Incorporation and Code of Regulations have not been amended since the execution of the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by Borrower of this Amendment and each other document to be delivered pursuant hereto and (3) as to the incumbency and signatures of the




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         officers of Borrower signing this Amendment and each other document to be delivered pursuant hereto;

         (D) a separate agreement from Borrower in which Borrower has agreed to pay NCB-Agent, for its own account, certain fees; and

         (E) Such other documents as NCB-Agent may request to implement this Amendment and the transactions contemplated hereby.

If NCB-Agent or banks shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof. Upon receipt of the properly completed and executed Amended Notes, banks agree to return to Borrower the previously executed notes respecting the subject loans and the same shall be marked "Replaced" or "Substituted" or with words of like import.

SECTION III - AGREEMENTS CONCERNING PIONEER-STANDARD CANADA INC.
              --------------------------------------------------
         Borrower agrees to cause its subsidiary, Pioneer-Standard Canada Inc., to comply with all the provisions of sections 3A, 3B, 3C and 3D of the Credit Agreement and agrees that all references to financial information in section 3A shall be deemed to be references to financial information of Borrower and its subsidiaries on a consolidating and consolidated basis; PROVIDED, that Pioneer-Standard Canada Inc. shall not be required to comply with the provisions of subsection 3D.06 (captioned "DIVIDENDS").

SECTION IV - REPRESENTATIONS AND WARRANTIES
             ------------------------------
         Borrower hereby represents and warrants to each of the other parties to this Amendment that

         (A) none of the representations and warranties made in subsections 4B.01 through 4B.08 of the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

         (B) as of the date hereof no "default under this Agreement" has occurred that is continuing.

SECTION V - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
            --------------------------------------------
         Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to banks are owed without any offset, deduction, defense or counterclaim of any nature whatsoever.

SECTION VI - REFERENCES
             ----------
         On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and in the subject notes or other related writings to the "Credit Agreement", "thereof", or words of like import





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referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. To the extent any amendment set forth in the First Amendment, the Second Amendment, Consolidated Amendment No. 1 or Consolidated Amendment No. 2 is omitted from this Amendment, the same shall be deemed eliminated as between Borrower and the other parties hereto as of the date hereof. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of NCB-Agent or banks under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein. From and after the date of this Amendment references in the Credit Agreement to EXHIBIT B shall be deemed to be references to the form of the Amended Note attached hereto as EXHIBIT A.

SECTION VII - COUNTERPARTS AND GOVERNING LAW
              ------------------------------
         This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by Ohio law.

         IN WITNESS WHEREOF, the Borrower, NCB-Agent and the banks have caused this Amendment to be executed by their authorized officers as the date and year first above written.


National City Bank, Agent                  Pioneer-Standard Electronics, Inc.

By: Janice E. Focke                        By: John V. Goodger
   ---------------------------------          --------------------------------
Printed Name: Janice E. Focke              Printed Name: John V. Goodger
             -----------------------                    ----------------------
Title: Vice President                      Title: Vice President & Treasurer
      ------------------------------             -----------------------------


National City Bank                         Star Bank, N.A.

By: Janice E. Focke                        By: John D. Barrett
   ---------------------------------          --------------------------------
Printed Name: Janice E. Focke              Printed Name: John D. Barrett
             -----------------------                    ----------------------
Title: Vice President                      Title: Vice President
      ------------------------------             -----------------------------


Society National Bank

By: Lawrence A. Mack
   ---------------------------------

Printed Name:  Lawrence A. Mack
             -----------------------
Title:  Vice President
      ------------------------------





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